Exhibit 99.1

FOSTER WHEELER REPORTS RESULTS FOR FIRST QUARTER OF 2011

ZUG, SWITZERLAND, May 3, 2011 — Foster Wheeler AG (Nasdaq: FWLT) today reported net income for the first quarter of 2011 of $23.0 million, or $0.18 per diluted share, compared with $72.1 million, or $0.56 per diluted share, in the first quarter of 2010.  Net income in both quarterly periods was impacted by items as detailed in the attached table.  Excluding such items from both quarterly periods, net income in the first quarter of 2011 was $23.4 million, or $0.19 per diluted share, compared with $71.3 million, or $0.56 per diluted share, in the year-ago quarter.

The following tables present quarterly and average quarterly data, both as reported and as adjusted.  The company believes that quarterly averages provide meaningful comparative relevance for certain key metrics in light of the significant quarter-to-quarter variability that is inherent in the company’s financial results.

(in millions)	Q1 2011	Q1 2010	Qtrly Avg. 2010
Net income	$23	$72	$54
Net income, as adjusted	$23	$71	$55

In commenting on the company’s results for the first quarter of 2011, Foster Wheeler’s Interim Chief Executive Officer, Umberto della Sala, said, “Both of our business groups have continued to operate very well.  However, relative to the average quarter of 2010, our net income in the first quarter of 2011 declined, as both business groups reported lower realized EBITDA margins, reflecting the as-booked margins on contracts that were awarded over the course of 2009 and 2010.  Also contributing to the decline in net income relative to the average quarter of 2010 were lower volumes in our Global E&C Group and materially lower levels of profit enhancement opportunities in both groups.”

Mr. della Sala said, “Our financial results for the first quarter of 2011 were broadly in line with our expectations, and we anticipate marked improvement in the remaining quarters of this year.”

Global Engineering and Construction (E&C) Group

(in millions)	Q1 2011	Q1 2010	Qtrly Avg. 2010
New orders booked (FW Scope)	$381	$418	$485
Operating revenues (FW Scope)	$359	$414	$421
Segment EBITDA	$42	$100	$74
EBITDA Margin (FW Scope)	11.6%	24.1%	17.6%

•                  EBITDA in the first quarter of 2011 was lower than the average quarter of 2010 due primarily to lower realized margin and lower volume of work executed.  In addition, EBITDA reflected a negligible level of profit enhancement opportunities.

•                  New orders booked in Foster Wheeler scope were below the average quarter of 2010 due in part to delays in the timing of client decisions regarding the award of certain contracts.

•                  Scope operating revenues were below the average quarter of 2010, primarily due to a lower volume of work executed.

Global Power Group (GPG)

(in millions)	Q1 2011	Q1 2010	Qtrly Avg. 2010
New orders booked (FW Scope)	$141	$460	$298
Operating revenues (FW Scope)	$210	$163	$178
Segment EBITDA	$26	$30	$41
EBITDA Margin (FW Scope)	12.6%	18.3%	23.0%

•                  EBITDA in the first quarter of 2011 was below the average quarter of 2010 due to lower realized margin.  EBITDA for the first quarter of 2011 also reflects a low level of profit enhancement opportunities and the unfavorable impact of a $4.6 million out-of-period correction.

•                  Scope new orders in the first quarter of 2011 were below the average quarter of 2010 due in part to the delays in the timing of expected large boiler contracts.

•                  Scope operating revenues in the first quarter of 2011 were above the average quarter of 2010, reflecting an increase in the volume of boiler work being executed.

Mr. della Sala said, “We continue to view 2011 as a transition year.  We already see signs of the markets strengthening, and these improvements in our served markets are expected to have a stronger impact on backlog and revenue in the second half of the year.”

“In our Global E&C Group, we believe scope revenue and scope backlog in 2011 will likely be above the level of 2010,” he said. “We expect the full-year 2011 EBITDA margin on scope revenue to be in the range of 13-15%.”

Mr. della Sala added, “In our Global Power Group, we expect scope revenue to be up sharply in 2011 versus 2010.  We also expect to see an increase in scope backlog at year-end 2011 versus 2010.  We expect the EBITDA margin on scope revenue in 2011 to be in the range of 14%-16%.”

Share Repurchase Program

The company repurchased 859,904 shares during the first quarter of 2011 for approximately $29 million.  During April 2011, the company purchased an additional 312,200 shares for approximately $10.8 million.   As of April 29, 2011, the company had $461 million remaining under its authorized share repurchase program.

Net Income Attributable to Foster Wheeler AG

All references to net income in this news release indicate net income attributable to Foster Wheeler AG.

Calculation of EBITDA

EBITDA is a supplemental financial measure not defined in generally accepted accounting principles, or GAAP.  The company defines EBITDA as net income attributable to Foster Wheeler AG before interest expense, income taxes, depreciation and amortization.  The company has presented EBITDA because it believes it is an important supplemental measure of operating performance.  Certain covenants under our U.S. senior secured credit agreement use an adjusted form of EBITDA such that in the covenant calculations the EBITDA as presented herein is adjusted for certain unusual and infrequent items specifically excluded in the terms of our U.S. senior secured credit agreement.  The company believes that the line item on its consolidated statement of operations entitled “net income attributable to Foster Wheeler AG” is the most directly comparable GAAP financial measure to EBITDA.  Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income attributable to Foster Wheeler AG as an indicator of operating performance or any other GAAP financial measure.

EBITDA, as calculated by the company, may not be comparable to similarly titled measures employed by other companies.  In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the company’s ability to fund its cash needs.  As EBITDA excludes certain financial information that is included in net income attributable to Foster Wheeler AG, users of this financial information should consider the type of events and transactions that are excluded.

The company’s non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•                                          It does not include interest expense.  Because the company has borrowed money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted the company in generating revenue.  Therefore, any measure that excludes interest expense has material limitations;

•                                          It does not include taxes.  Because the payment of taxes is a necessary and ongoing part of the company’s operations, any measure that excludes taxes has material limitations; and

•                                          It does not include depreciation and amortization.  Because the company must utilize property, plant and equipment and intangible assets in order to generate revenues in its operations, depreciation and amortization are necessary and ongoing costs of its operations.  Therefore, any measure that excludes depreciation and amortization has material limitations.

Calculation of EBITDA Margin

Segment EBITDA margin is calculated by dividing business group operating revenues in Foster Wheeler Scope into business group EBITDA.

Foster Wheeler Scope

Foster Wheeler Scope represents that portion of unfilled orders, new orders booked and operating revenues on which profit can be earned.  Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

Conference Call Information

Foster Wheeler AG plans to hold a conference call today, Tuesday, May 3, at 4:00 p.m. Central European Time (10:00 a.m. Eastern Standard Time in the U.S.) to discuss its financial results for the first  quarter ended March 31, 2011. The call will be accessible to the public by telephone or webcast, and the company will post an accompanying slide presentation in the investor relations section of its website (www.fwc.com).  To listen to the call by telephone, dial 973-935-8752 (conference I.D. No. 53254672) approximately ten minutes before the call.  The conference call will also be available over the Internet at www.fwc.com or through StreetEvents at www.streetevents.com.  A replay of the call will be available on the company’s website for four weeks following the call.

Foster Wheeler AG is a global engineering and construction contractor and power equipment supplier delivering technically advanced, reliable facilities and equipment. The company employs approximately 12,000 talented professionals with specialized expertise dedicated to serving its clients through one of its two primary business groups. The company’s Global Engineering and Construction Group designs and constructs leading-edge processing facilities for the upstream oil and gas, LNG and gas-to-liquids, refining, chemicals and petrochemicals, power, mining and metals, environmental, pharmaceuticals, biotechnology and healthcare industries.  The company’s Global Power Group is a world leader in combustion and steam generation technology that designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial facilities and also provides a wide range of aftermarket services.  The company is based in Zug, Switzerland, and its operational headquarters office is in Geneva, Switzerland.    For more information about Foster Wheeler, please visit our Web site at www.fwc.com.

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10-493

Safe Harbor Statement

Foster Wheeler AG news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described in the Company’s most recent Annual Report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: benefits, effects or results of the Company’s redomestication or the relocation of our principal executive offices to Geneva, Switzerland; the search for a permanent Chief Executive Officer; the benefits, effects or results of our strategic renewal initiative;  further deterioration in global economic conditions, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power generation industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to its global operations, currency fluctuations, war and/or terrorist attacks on facilities either owned by the Company or where equipment or services are or may be provided by the Company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of its patents and other intellectual property rights, increasing global competition, compliance with its debt covenants, recoverability of claims against its customers and others by the Company and claims by third parties against the Company, and changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission.

Contacts:

Media	Julie Stanisz	908-730-4047	E-mail: julie_stanisz@fwc.com
Investor Relations	Scott Lamb	908-730-4155	E-mail: scott_lamb@fwc.com

Foster Wheeler AG  and  Subsidiaries

Consolidated Statement of Operations

(in thousands of dollars, except share data and per share amounts)

(unaudited)

	Fiscal Three Months Ended
	March 31, 2011	March 31, 2010

Operating revenues	$1,036,252	$945,573
Cost of operating revenues	936,997	773,491
Contract profit	99,255	172,082

Selling, general and administrative expenses	73,841	70,305
Other income, net	(14,266)	(8,332)
Other deductions, net	6,117	11,688
Interest income	(3,275)	(2,359)
Interest expense	3,879	4,551
Net asbestos-related provision/(gain)	400	(747)
Income before income taxes	32,559	96,976
Provision for income taxes	7,283	21,610
Net income	25,276	75,366
Less: Net income attributable to noncontrolling interests	2,305	3,306
Net income attributable to Foster Wheeler AG	$22,971	$72,060

Shares Outstanding:
Weighted-average number of shares outstanding for basic earnings per share	124,680,060	127,474,887

Weighted-average number of shares outstanding for diluted earnings per share	125,331,870	127,893,176

Earnings per share:
Basic	$0.18	$0.57
Diluted	$0.18	$0.56

Foster Wheeler AG and Subsidiaries

Consolidated Balance Sheet

(in thousands of dollars)

(unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Current Assets:
Cash and cash equivalents	$1,102,823	$1,057,163
Accounts and notes receivable, net:
Trade	517,676	577,400
Other	107,453	96,758
Contracts in process	171,875	165,389
Prepaid, deferred and refundable income taxes	64,132	59,977
Other current assets	43,688	37,813
Total current assets	2,007,647	1,994,500
Land, buildings and equipment, net	372,423	362,087
Restricted cash	33,259	27,502
Notes and accounts receivable — long-term	5,940	2,648
Investments in and advances to unconsolidated affiliates	232,431	217,071
Goodwill	91,765	88,917
Other intangible assets, net	65,303	66,070
Asbestos-related insurance recovery receivable	186,776	194,570
Other assets	83,697	84,078
Deferred tax assets	27,594	23,034
TOTAL ASSETS	$3,106,835	$3,060,477

LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current Liabilities:
Current installments on long-term debt	$12,520	$11,996
Accounts payable	252,085	239,071
Accrued expenses	210,980	240,894
Billings in excess of costs and estimated earnings on uncompleted contracts	717,515	684,090
Income taxes payable	32,196	34,623
Total current liabilities	1,225,296	1,210,674

Long-term debt	158,060	152,574
Deferred tax liabilities	43,466	42,179
Pension, postretirement and other employee benefits	162,771	166,362
Asbestos-related liability	300,032	307,619
Other long-term liabilities	169,263	160,785
Commitments and contingencies
TOTAL LIABILITIES	2,058,888	2,040,193

Temporary Equity:
Non-vested share-based compensation awards subject to redemption	6,005	4,935
TOTAL TEMPORARY EQUITY	6,005	4,935

Equity:
Registered shares	335,391	334,052
Paid-in capital	672,013	659,739
Retained earnings	560,559	537,588
Accumulated other comprehensive loss	(439,190)	(464,504)
Treasury shares	(128,398)	(99,182)
TOTAL FOSTER WHEELER AG SHAREHOLDERS’ EQUITY	1,000,375	967,693
Noncontrolling Interests	41,567	47,656
TOTAL EQUITY	1,041,942	1,015,349
TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$3,106,835	$3,060,477

Foster Wheeler AG and Subsidiaries

Business Segments

(in thousands of dollars)

(unaudited)

	Fiscal Three Months Ended
	March 31, 2011	March 31, 2010
Global Engineering & Construction Group
Backlog - in future revenues	$2,853,100	$3,164,700
New orders booked - in future revenues	719,800	476,300
Operating revenues	823,743	779,684
EBITDA	41,668	99,933

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	1,637,800	1,455,200
New orders booked - in Foster Wheeler Scope	381,400	418,200
Operating revenues - in Foster Wheeler Scope	358,772	413,883

Global Power Group
Backlog - in future revenues	996,200	863,100
New orders booked - in future revenues	143,700	462,200
Operating revenues	212,509	165,889
EBITDA	26,464	29,883

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	986,300	851,500
New orders booked - in Foster Wheeler Scope	141,300	459,500
Operating revenues - in Foster Wheeler Scope	210,042	163,219

Corporate & Finance Group (2)
EBITDA	(21,328)	(18,536)

Consolidated
Backlog - in future revenues	3,849,300	4,027,800
New orders booked - in future revenues	863,500	938,500
Operating revenues	1,036,252	945,573
EBITDA	46,804	111,280

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	2,624,100	2,306,700
New orders booked - in Foster Wheeler Scope	522,700	877,700
Operating revenues - in Foster Wheeler Scope	568,814	577,102

(1)         Foster Wheeler Scope represents the portion of backlog, new orders booked and operating revenues on which profit can be earned.  Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

(2)         Includes intersegment eliminations.

Foster Wheeler AG and Subsidiaries

Reconciliations of EBITDA and Foster Wheeler Scope

(in thousands of dollars)

(unaudited)

	Fiscal Three Months Ended		Fiscal Twelve Months Ended
	March 31, 2011	March 31, 2010	December 31, 2010
Reconciliation of EBITDA to Net Income*
EBITDA:
Global Engineering & Construction Group	$41,668	$99,933	$296,240
Global Power Group	26,464	29,883	163,825
Corporate & Finance Group	(21,328)	(18,536)	(100,362)
Consolidated EBITDA	46,804	111,280	359,703
Less: Interest expense	3,879	4,551	15,610
Less: Depreciation/amortization (1)	12,671	13,059	54,155
Less: Provision for income taxes	7,283	21,610	74,531
Net income*	$22,971	$72,060	$215,407

Reconciliation of Foster Wheeler Scope Operating
Revenues to Operating Revenues

Global Engineering & Construction Group
Foster Wheeler Scope operating revenues	$358,772	$413,883	$1,685,778
Flow-through revenues	464,971	365,801	1,660,272
Operating revenues	823,743	779,684	3,346,050

Global Power Group
Foster Wheeler Scope operating revenues	210,042	163,219	710,827
Flow-through revenues	2,467	2,670	10,842
Operating revenues	212,509	165,889	721,669

Consolidated
Foster Wheeler Scope operating revenues	568,814	577,102	2,396,605
Flow-through revenues	467,438	368,471	1,671,114
Operating revenues	$1,036,252	$945,573	$4,067,719

(1) The depreciation / amortization by business segment:

	Fiscal Three Months Ended		Fiscal Twelve Months Ended
	March 31, 2011	March 31, 2010	December 31, 2010
Global Engineering & Construction Group	$6,639	$7,332	$30,523
Global Power Group	5,430	5,287	21,273
Corporate & Finance Group	602	440	2,359
Total depreciation / amortization	$12,671	$13,059	$54,155

* Net income attributable to Foster Wheeler AG.

Foster Wheeler AG and Subsidiaries

EBITDA, Net Income* and Diluted Earnings Per Share Reconciliation

(in thousands of dollars, except per share amounts)

(unaudited)

	Fiscal Three Months Ended
	March 31, 2011
			Diluted Earnings
	EBITDA	Net Income*	Per Share
As adjusted	$47,204	$23,371	$0.19

Adjustments:
Net asbestos-related provision	(400)	(400)	(0.01)

As reported	$46,804	$22,971	$0.18

	Fiscal Three Months Ended
	March 31, 2010
			Diluted Earnings
	EBITDA	Net Income*	Per Share
As adjusted	$110,533	$71,313	$0.56

Adjustments:
Net asbestos-related gain	747	747	0.00

As reported	$111,280	$72,060	$0.56

	Fiscal Twelve Months Ended
	December 31, 2010
	EBITDA	Net Income*	Diluted Earnings Per Share
As adjusted	$365,113	$220,817	$1.74

Adjustments:
Net asbestos-related provision	(5,410)	(5,410)	(0.04)

As reported	$359,703	$215,407	$1.70

*Net income attributable to Foster Wheeler AG.

Foster  Wheeler AG and Subsidiaries

Average Calculations

(in thousands of dollars)

(unaudited)

	2010 Full Year Amount	2010 Quarterly Average Amount *

Consolidated
Net income **	$215,407	$53,852
Adjusted net income **	220,817	55,204
Consolidated EBITDA	359,703	89,926
Consolidated EBITDA, as adjusted	365,113	91,278

Global Engineering & Construction Group
New orders booked - in Foster Wheeler Scope	$1,939,100	$484,775
Operating revenues - in Foster Wheeler Scope	1,685,778	421,445
Segment EBITDA	296,240	74,060
EBITDA margin	17.6%	17.6%

Global Power Group
New orders booked - in Foster Wheeler Scope	$1,192,900	$298,225
Operating revenues - in Foster Wheeler Scope	710,827	177,707
Segment EBITDA	163,825	40,956
EBITDA margin	23.0%	23.0%

* To calculate the quarterly average dollar amounts, the company divided reported annual figures by four.

** Net income attributable to Foster Wheeler AG.